UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant  ☐
Filed by a Party other than the Registrant  ☒

Check appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

Verigy Ltd.
(Name of Registrant as Specified in Its Charter)

Advantest Corporation
(Name of Persons Filing Proxy Statement, if Other than Registrant)

Payment of filing fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

May 26, 2011
ADVANTEST CORPORATION
Haruo Matsuno, Representative Director, President & CEO
Stock Code Number: 6857, TSE first section
Ticker Symbol: ATE, NYSE

CONTACT:
Hiroshi Nakamura
Managing Executive Officer &
Senior Vice President, Corporate Administration Group
Phone: +81-(0)3-3214-7500

Proxy Statement Disseminated to Verigy Shareholders
for their Decision on the Proposed Scheme of Arrangement

We refer to the press release "Acquisition of Shares of Verigy Ltd. (Whereby Verigy Ltd. is to Become a Wholly Owned Subsidiary of Advantest Corporation)" issued on March 28, 2011.  In connection therewith, Verigy Ltd. (“Verigy”) disseminated its proxy statement and documentation related to the proposed scheme of arrangement to Verigy shareholders on May 25, 2011 (U.S. time).

For the requisite shareholder approval for the proposed acquisition of Verigy by Advantest, Verigy’s shareholders will decide whether to authorize the scheme of arrangement at a meeting that was directed by the Singapore High Court to be convened at 10:00 a.m. on June 17, 2011 (U.S. Pacific Time) pursuant to the court order issued on May 19, 2011.

Please also note that Verigy disclosed on May 25, 2011 that it obtained consent from Agilent Technologies, Inc. to the proposed transaction, one of the conditions precedent to the transaction.